UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

UNITED WISCONSIN GRAIN PRODUCERS, LLC

(Exact name of small business issuer as specified in its charter)

Wisconsin	000-50733	39-2032455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

W1231 Tessmann Road Friesland, Wisconsin 53935-0247
(Address of principal executive offices)
(920) 348-5016
(Issuer’s telephone number)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 12, 2007, we entered into an Ethanol Purchase and Sale Agreement (the “Agreement”) with Noble Americas Corp. (“Noble”), under which Noble will have the exclusive right and the obligation to purchase from us all of the ethanol produced at our ethanol plant near Friesland, Wisconsin.  The initial term of the Agreement is for two years, with automatic renewals for additional periods of two years unless either party to the Agreement provides notice of termination to the other party at least 180 days prior to the expiration of the initial term or any subsequent renewal term.  Under the Agreement, Noble will enter into sales agreements with third parties for the sale of the ethanol produced by us.  We will receive the amount paid per gallon by such third parties, less transportation costs and a fixed per-gallon marketing fee to be paid to Noble.

                This Report on Form 8-K is being furnished pursuant to Item 1.01, Entry into a Material Definitive Agreement. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED WISCONSIN GRAIN PRODUCERS, LLC

December 14, 2007	/s/ Barb Bontrager
Date	Barb Bontrager, Chief Financial Officer